                                                                    EXHIBIT 23.3



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The L. L. Knickerbocker Co., Inc. on Form S-3 of our report dated March 24, 1996, appearing in the Annual Report on Form 10-KSB of the L. L. Knickerbocker Co. for the year ended December 31, 1995.



/s/ DELOITTE & TOUCHE LLP
- -------------------------
Costa Mesa, California
May 13, 1996